EXHIBIT 99.1

                  [LETTERHEAD OF CREDENCE SYSTEMS CORPORATION]
FOR IMMEDIATE RELEASE
                                                                    NEWS RELEASE
                                                                    ------------
For More Information Contact:

         Dennis P. Wolf                                      Julie Cimino
         Executive Vice President and CFO                    Investor Relations
         (510) 657-7400                                      (510) 657-7400


                      CREDENCE SYSTEMS REPORTS RESULTS FOR
                          FIRST FISCAL QUARTER OF 1999

         FREMONT, Calif.--February 16, 1999--Credence Systems Corporation (Nasdaq NMS: CMOS) today reported results for its first fiscal quarter ended January 31, 1999. Net sales were $26.5 million, a decrease of 68 percent from net sales of $82.4 million in the record first quarter of fiscal 1998. Net sales were up 18 percent consecutively from the net sales of $22.4 million in the company's fourth fiscal quarter of 1998. The net loss for the first quarter of fiscal 1999 was $6.6 million or $0.32 per share, compared to net income of $9.2 million during the first fiscal quarter of 1998, or $0.41 per diluted share. The first quarter 1999 net loss did show improvement over the fourth quarter of 1998, when the company reported a net loss of $10.7 million or $0.51 per share, after the incurrence of special charges. Included in the loss in the Company's recent first fiscal quarter is $0.6 million in charges associated with costs relating to disposal of an excess facility.
         Credence's executive vice president and chief financial officer, Mr. Dennis Wolf, said, "We experienced an increase in new orders and average selling prices on existing products during the quarter. However, we did not see a material improvement in gross margins during the quarter, in part because we are still running the factory below capacity and also due to continued inefficiencies on the delayed new products. Our operating expenses for the quarter were $21.2 million, a reduction of 37 percent from the $33.8 million in the first fiscal quarter of 1998."


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CREDENCE SYSTEMS REPORTS RESULTS FOR FIRST FISCAL QUARTER OF 1999
Page 2

         Mr. David Ranhoff, Credence's executive vice president said, "Our revenue and bookings activity for the first fiscal quarter were up from prior periods. Our customers ordered equipment for both capacity as well as new capability needs." Mr. Ranhoff continued, "While we have made progress on our new product development programs, we do not expect revenue for these products until the second half of the year."
         Credence  Systems  Corporation  is  a  leader  in  the  manufacture  of automatic test equipment (ATE) for the worldwide semiconductor industry. Credence offers a wide range of products with test capabilities for digital, mixed-signal, and memory semiconductors. Utilizing its proprietary CMOS technologies, Credence products are designed to meet the strict time-to-market and ownership requirements of its customers.
         Headquartered in Fremont, California, the company maintains advanced production and design facilities in Beaverton, Oregon. Credence, an ISO 9001 certified manufacturer, is listed on the Nasdaq National Market under the symbol CMOS. More information is available at www.credence.com.
         Statements in this release that are forward looking involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from the future performance suggested in this release. Such factors include, but are not limited to, economic and currency instability in the Asia Pacific region, fluctuation in customer demand, timing and volume of orders and shipments, competition and pricing pressures, reliability and quality issues, the Company's ability to complete the development of its new products, product mix, underabsorption of overhead, cyclicality and downturns in the semiconductor industry, continued dependence on "turns" orders to achieve revenue objectives, the Company's ability to have an appropriate amount of production capacity in a timely manner, the timing of new technology, product introductions, the risk of early obsolescence and the Company's ability control expenses (including the ability to identify and successfully institute additional cost-saving measures).
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        CREDENCE SYSTEMS REPORTS RESULTS FOR FIRST FISCAL QUARTER OF 1999
Page 3

         Further, the Company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the Company's control. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q. The Company assumes no obligation to update the information in this press release.



     Credence, Credence Systems, Duo, SC, ValStar, Kalos, and Quartet are trademarks of Credence Systems Corporation. Other trademarks, which may be mentioned in this release, are the intellectual property of their respective owners.































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                          CREDENCE SYSTEMS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                                  (unaudited)          (unaudited)
                                                 Three Months         Prior Quarter
                                                     Ended               Ended
                                                  January 31,         October 31,
                                             --------------------     -------------
                                                1999       1998           1998
                                             --------    --------       --------

Net sales ...............................    $ 26,490    $ 82,375       $ 22,446

Cost of goods sold - on net sales .......      15,276      35,438         13,001

Cost of goods sold - special charges ....          --          --          7,400
                                             --------    --------       --------
Gross margin ............................      11,214      46,937          2,045

Operating expenses:

Research and development ................       9,003      13,491         10,191

Selling, general and administrative .....      12,231      20,308         11,925

In-process research and development .....          --          --         (2,840)

Special charges .........................          --          --          2,000

                                             --------    --------       --------
Total operating expenses ................      21,234      33,799         21,276
                                             --------    --------       --------

Operating income (loss) .................     (10,020)     13,138        (19,231)

Interest and other income
(expenses), net .........................        (301)        958            151
                                             --------    --------       --------

Income (loss) before income taxes .......     (10,321)     14,096        (19,080)

Income taxes ............................      (3,729)      4,934         (8,327)

Minority interest .......................         (38)        (29)           (79)
                                             --------    --------       --------

Net income (loss) .......................   ($  6,554)   $  9,191      ($ 10,674)
                                             ========    ========       ========

Net income (loss) per share
   Basic ................................      ($0.32)      $0.42         ($0.51)
                                             ========    ========       ========
   Diluted ..............................      ($0.32)      $0.41        ($0.51)
                                             ========    ========       ========

Number of shares used in
computing per share amount
   Basic ................................      20,418      21,864         20,963
                                             ========    ========       ========
   Diluted ..............................      20,418      22,415         20,963
                                             ========    ========       ========




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                          CREDENCE SYSTEMS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                           Prior Quarter
                                                           January 31,       October 31,
                                                          ------------     -----------
                                                              1999            1998
                                                           ---------        --------
                                                           Unaudited
  ASSETS

Current assets:
   Cash and cash equivalents ...........................   $  58,343       $  48,391

   Restricted cash .....................................          --           2,400

   Short-term investments ..............................      46,770          62,777

   Accounts receivable, net ............................      37,442          33,901

   Inventories .........................................      35,141          37,406

   Other current assets ................................      30,458          40,676
                                                            --------        --------

     Total current assets ..............................     208,154         225,551

Long-term investments ..................................      23,666          20,357

Property and equipment, net ............................      40,630          41,764

Other assets ...........................................      17,903          18,517
                                                            --------        --------

     Total assets ......................................   $ 290,353       $ 306,189
                                                            ========        ========

LIABILITIES AND STOCKHOLDERS'
EQUITY

Current liabilities:
   Accounts payable ....................................   $   6,433       $   8,090

   Accrued liabilities .................................      21,936          26,978

   Income taxes payable ................................       2,017           5,877
                                                            --------        --------

     Total current liabilities .........................      30,386          40,945

Convertible subordinated notes payable .................     115,000         115,000

Minority interest ......................................         170             227

Stockholders' equity ...................................     144,797         150,017
                                                            --------        --------

     Total liabilities and stockholders' equity ........   $ 290,353       $ 306,189
                                                            ========        ========


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